UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

GRYPHON DIGITAL MINING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100, Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 646-3374

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 16, 2024, Gryphon Digital Mining, Inc., a Delaware corporation (the “Company”), filed Certificates of Elimination (together, the “Certificates of Elimination”) of the Certificate of Designations for the Company’s Series C Non-Convertible Preferred Stock and the Certificate of Designation, Preferences, and Rights of the Company’s Special Voting Preferred Stock. The authorized shares of Series C Preferred Stock and Special Voting Preferred Stock were cancelled and returned to authorized Preferred Stock available for issuance in accordance with the Company’s current amended and restated certificate of incorporation effective immediately following the filing of the Certificates of Elimination.

The foregoing description of the elimination of the Series C and Special Voting Preferred Stock is qualified in its entirety by the Certificates of Elimination, which are filed as Exhibit 3.1 and Exhibit 3.2 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Elimination of Certificate of Designations of Series C Convertible Redeemable Preferred Stock
3.2	Certificate of Elimination of Certificate of Designation, Preferences, and Rights of Special Voting Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 22, 2024	GRYPHON DIGITAL MINING, INC.

	By:	/s/ Robby Chang
		Name:	Robby Chang
		Title:	Chief Executive Officer

2